Exhibit 21

(Form 10-K)

SUBSIDIARY OF

CITIZENS REPUBLIC BANCORP, INC.

Subsidiary	Ownership Percentage	Jurisdiction or Incorporation of Organization
Citizens Bank	100%	Michigan